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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT
  Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported)         June 2, 2001
                                                   -----------------------------

                        COMMISSION FILE NUMBER 0-28292
                        ------------------------------

                             BANK PLUS CORPORATION
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            (Exact Name of Registrant as Specified in its Charter)

         Delaware                                             95-4571410
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(State or Other Jurisdiction                                 (IRS Employer
     of Incorporation)                                     Identification No.)


4565 Colorado Boulevard, Los Angeles, California                   90039
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(Address of Principal Executive Offices)                         (Zip Code)


Registrant's telephone number, including area code    (818) 549-3116
                                                   -----------------------------

                                Not applicable.
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         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.   OTHER EVENTS

          On June 4, 2001, Bank Plus Corporation (the "Company") announced that it had entered into an Agreement and Plan of Merger with FBOP Corporation, an Illinois corporation ("FBOP"), dated as of June 2, 2001 (the "Agreement," a copy of which is attached hereto as Exhibit 2.1), pursuant to which a wholly-owned subsidiary of FBOP would merge with and into the Company (the "Merger"). The Agreement provides, among other things, that as a result of the Merger, each outstanding share of common stock of the Company will be converted into the right to receive $7.25 in cash. Consummation of the Merger is subject to a number of conditions, including the approval of the Company's stockholders and various regulatory authorities.

          The press release issued by the Company announcing the execution of the Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

          (a)  Not applicable.

          (b)  Not applicable.

          (c)  The following exhibits are included with this Report:

               Exhibit 2.1    Agreement and Plan of Merger, dated as of June 2,
                              2001.

               Exhibit 99.1   Press Release, dated June 4, 2001.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 5, 2001

                                       BANK PLUS CORPORATION


                                       By:  /s/ Mark Mason
                                            ------------------------------------
                                       Name: Mark Mason
                                       Its:  Chief Executive Officer
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                                 EXHIBIT INDEX

Exhibit
Number              Description
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Exhibit 2.1         Agreement and Plan of Merger, dated as of June 2, 2001.

Exhibit 99.1        Press Release, dated June 4, 2001.